Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 10-K of our report dated November 13, 2018 of UPAY, Inc., relating to the audit of the financial statements for the period ending February 28, 2018 and 2017.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

November 13, 2018